Exhibit 1.1
PRIVATEBANCORP, INC.
4,000,000 Shares of Common Stock
(No Par Value)
PURCHASE AGREEMENT
June 5, 2008
KEEFE, BRUYETTE & WOODS, INC.
ROBERT W. BAIRD & CO. INCORPORATED
      As Representatives of the several Underwriters
      listed on Schedule I to the Purchase Agreement
      c/o Keefe, Bruyette & Woods, Inc.
The Equitable Building
787 Seventh Avenue, 4th Floor
New York, New York 10019
Ladies and Gentlemen:
     PrivateBancorp, Inc., a Delaware corporation (the “Company”), confirms its agreements with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for which Keefe Bruyette and Robert W. Baird Co. Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 4,000,000 shares of Common Stock, no par value, of the Company (“Common Stock”) as set forth in Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,000,000 shares of Common Stock (the “Firm Securities”) to be purchased by the Underwriters and all or any part of the 600,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company and each of the Representatives, severally and not jointly, acknowledge and agree that (i) the proposed private placement of up to $125,000,000 of shares of Common Stock or non-cumulative redeemable convertible perpetual preferred stock of the Company (the “Private Placement”) as to which each of the Representatives was serving as a placement agent, each pursuant to an engagement letter with the Company dated May 2, 2008, was terminated on June 4, 2008, prior to the commencement of the offering of the Securities in the public offering contemplated by this Agreement, (ii) prior to such termination, offers to sell, and solicitations of offers to buy, securities in the Private Placement had been made only to “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act (as defined below)), and (iii) any offers to buy, or indications of interest with respect to, any of the securities being offered in the Private Placement, received by the Company or either of the Representatives, were not accepted.
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company and the Underwriters confirm as follows their agreements concerning the purchase and sale of the Securities as follows.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:
          (a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-150767) in respect of the Securities (the “Initial Registration Statement”) has been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective on filing with the Commission in such form; no other registration statement or amendment thereto has heretofore been filed with the Commission with respect to the Securities; no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission, any request on the part of the Commission for additional information from the Company has been satisfied in all material respects and no notice of objection of the Commission to the use of the Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the prospectus filed as part of the Initial Registration Statement, in the form in which it was included in such registration statement on the effective date of the Registration Statement, is hereinafter called the “Effective Date Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Effective Date Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto, including any prospectus supplement relating to the Securities filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Effective Date Prospectus, as amended and supplemented (including, without limitation, by the Preliminary Prospectus) immediately prior to the

Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) is hereinafter called the “Prospectus”; any reference herein to the Effective Date Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Effective Date Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);
          (b) (1) at the respective times the respective parts of the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Securities are purchased, at each Option Closing Date) (as defined herein)), the Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time of the filing thereof and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), none of the Effective Date Prospectus, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement, the Effective Date Prospectus, any Preliminary Prospectus or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 8(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

          Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Effective Date Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed (or required to be filed) pursuant to Rule 424 or Rule 433 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and each Preliminary Prospectus, Pricing Prospectus and Issuer Free Writing Prospectus and the Effective Date Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (c) For the purposes of this Agreement, the “Applicable Time” is 7:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Exhibit I hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Exhibit I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
          (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) (1) (A) At the time of the filing of the Initial Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company satisfied the conditions of being a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (2) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;
          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
          (g) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation, bank or other organization in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that the shares of capital stock of each of The PrivateBank and Trust Company (“PrivateBank”), The PrivateBank (“PrivateBank St. Louis”), The PrivateBank (“PrivateBank Michigan”), The PrivateBank (“PrivateBank Georgia”), and The PrivateBank, N.A. (“PrivateBank Wisconsin”) have been pledged pursuant to the terms of that certain Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of September 29, 2005, between the Company and LaSalle Bank National Association, as amended;

          (h) The Company has an authorized capitalization as of March 31, 2008 as set forth in the Pricing Prospectus and the Prospectus under the section captioned “Capitalization,” and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and, except for certain preemptive rights held by GTCR Golder Rauner II, L.L.C. and its affiliates as described in the Prospectus under the section captioned “Description of Capital Stock –Series A Junior Nonvoting Preferred Stock – Preemptive Rights,” none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;
          (i) The Firm Securities and Option Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable shares of Common Stock, and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights other than the preemptive rights held by GTCR Golder Rauner II, L.L.C. and its affiliates as described in the Prospectus under the section captioned “Description of Capital Stock –Series A Junior Nonvoting Preferred Stock – Preemptive Rights;”
          (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof and hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification and contribution hereunder may be limited by federal or state securities laws;
          (k) The issue and sale of the Securities by the Company, the execution and delivery of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, except such as have been made or obtained under the Securities Act and the notification made to the Nasdaq Stock Market with respect to the issuance of the Securities;

          (l) Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations thereunder;
          (m) The consolidated financial statements and schedules (including the related notes) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial condition, results of operations, stockholders equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;
          (n) Since the date of the most recent consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (1) there has not been any material loss or interference with the business of the Company or any of its subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, (2) there has not been any change in the capital stock (other than capital stock issued pursuant to the exercise of options or pursuant to inducement equity awards made under the Company’s existing equity plans) or long-term debt of the Company or any of its subsidiaries, (3) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (4) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of its subsidiaries, whether or not in the ordinary course of business, which are material to the Company and its subsidiaries, considered as one enterprise, and (5) there has been no dividend or distribution (other than regularly scheduled quarterly dividend payments on the Company’s common stock and preferred stock) of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;
          (o) Neither the Company nor any of its subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), as applicable, (2) in violation of any law, ordinance, administrative or governmental rule or regulation to which it is subject, (3) in violation of any decree of any court or governmental agency or body to which it is subject, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to it is a party or by which it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect;
          (p) Each of the Company and its subsidiaries has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except those that (1) are described in the Pricing Prospectus and the Prospectus, (2) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (3) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any subsidiary;
          (q) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
          (r) The Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their businesses as currently being conducted, except where the failure to obtain or possess any Permit would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or material modification of any such Permits, except such revocations or modifications which would not, individually or in the aggregate, have a Material Adverse Effect;
          (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on each of their respective businesses as described in the Pricing Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have Material Adverse Effect;
          (t) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or has been threatened, in each case, which may reasonably be expected to have a Material Adverse Effect.
          (u) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are sufficient to protect the Company and its subsidiaries; neither the Company nor any of its subsidiaries (1) has been refused any insurance coverage sought or applied for or (2) has reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such coverage expires or (B) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;
          (v) The Company and each of its subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries;
          (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (x) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

          (y) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act in all material respects;
          (z) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or that were otherwise assessed by the Internal Revenue Service and are due and payable have been paid, except with respect to those assessments against which appeals have been or will be promptly taken (or which are otherwise being contested in good faith) and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any actual or, to the Company’s knowledge, threatened assessments or re-assessments for additional income tax for any years not finally determined;
          (aa) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;
          (bb) Neither the Company nor any of its subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
          (cc) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the material requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

          (dd) None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;
          (ee) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement in connection with the offering of the Securities, other than such rights that have been duly waived;
          (ff) The Company has not distributed, nor prior to the later to occur of the Closing Date (as defined below) and completion of distribution of the Securities will distribute, any offering materials in connection with the offering and sale of the Securities, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 5 hereof, any Issuer Free Writing Prospectus; and the Company has not taken, nor will the Company take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or purchase of the Securities;
          (gg) The statistical and market and industry-related data included or incorporated by reference in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;
          (hh) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;
          (ii) The Company is not, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, the Company will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;
          (jj) The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the NASDAQ Stock Market is contemplating terminating such registration or listing;
          (kk) To the best of the Company’s knowledge, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities; and
          (ll) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
          2. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, that number of Firm Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.
     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date (as hereinafter defined). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Katten Muchin Rosenman LLP, 525 W. Monroe St., Chicago, Illinois 60661, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. Such delivery of such Securities shall be made, as directed by the Representatives, through the facilities of the Depository Trust Company (“DTC”), by registration of such Securities in the name of Cede & Co., or such other nominee as may be designated by DTC, and the crediting of such Securities on the books of DTC to the securities accounts of the Underwriters. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) The Firm Securities and the Option Securities, if any, shall be in such denominations and for such accounts as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. Any certificates for the Firm Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
     3. It is understood that the several Underwriters propose to offer the Common Stock for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
     4. The Company covenants and agrees with each of the Underwriters as follows:
          (a) The Company, subject to Section 4(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii)

of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Effective Date Prospectus or any Preliminary Prospectus or any other prospectus in respect of the Securities, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.
          (b) The Company (1) will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, (2) will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (3) will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
          (c) The Company will use its best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that nothing in this Section 4(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
          (d) The Company has furnished or will deliver to the Representatives, without charge, four signed copies of the Initial Registration Statement as originally filed and any amendment or supplement thereto and signed copies of all consents and certificates of experts, and will also, upon the Representatives’ request, deliver to the Representatives, without charge, a conformed copy of the Initial Registration Statement as originally filed and any amendment or supplement thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company agrees to deliver to each Underwriter, without charge, as many written and electronic copies of each of the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, as such Underwriter may reasonably request, and the

Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) The Company will comply with the Securities Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.
          (g) If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.
          (h) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than the applicable required date of filing of the applicable report under the Exchange Act after the end of its fiscal quarter in which the first anniversary date of the effective date (as defined in Rule 158 of the Securities Act) of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities

Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.
          (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”
          (j) The Company will use its best efforts to maintain the listing of the Common Stock on the NASDAQ Global Select Market.
          (k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (l) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to securityholders generally, and agree to deliver to the Underwriters, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, except to the extent that such documents, reports and financial statements are available on the Commission’s EDGAR database; and (ii) such additional information concerning the business and financial condition of the Company as any of the Underwriters may from time to time reasonably request.
          (m) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at the Company’s expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Securities, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.
          (n) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Keefe Bruyette, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit and non-employee director stock plans of the Company referred to in the Prospectus provided that such shares or options shall not be vested or exercisable within the 90-day period referred to above, or (D) any shares of Common Stock issued pursuant to any dividend reinvestment plan.
          (o) The Company agrees, during the 90-day period from the date of the Prospectus, to enforce its rights under its existing securities purchase, registration rights and stockholders’ agreements to the extent such agreements restrict the sale or other transfer of securities of the Company.
     5. (a) The Company represents and agrees that, without the prior consent of the Representatives, the Company has not made, nor will the Company make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Exhibit I hereto;
          (b) The Company warrants and agrees that (i) the Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (ii) the Company has satisfied and will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;
          (c) The Company agrees that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free

Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     6. (a) The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) the fees, disbursements and expenses of counsel, accountants and other advisors to the Company; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to a maximum of $10,000; (v) all fees and expenses in connection with listing the Securities on the NASDAQ Global Select Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Securities up to a maximum of $10,000; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Common Stock to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Common Stock to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Common Stock; (x) all fees and expenses of the Underwriters in connection with matters relating to the Reserved Securities, including reasonable fees and disbursements of counsel for the Underwriters up to a maximum of $10,000; (xi) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of information or materials relating to the Reserved Securities; (xii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Securities; and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section and Sections 8 and 11, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any Securities by them, and any advertising expenses in connection with any offers they make.
          (b) The Company covenants and agrees with the several Underwriters to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
     7. The several obligations of the Underwriters hereunder to purchase the Common Stock on the Closing Date or any Option Closing Date, as the case may be, as provided herein, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations thereunder and in accordance with Section 4(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.
          (b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
          (c) (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or expressly contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (other than capital stock issued pursuant to the exercise of options or pursuant to inducement equity awards made under the Company’s existing equity plans) or long-term debt of the Company or any of its subsidiaries or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Securities at the Closing Date or the Option Securities at the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.
          (d) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Section 7(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 7(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;
          (e) On the Closing Date or Option Closing Date, as the case may be, Vedder Price P.C., counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit II hereto.
          (f) On the date of this Agreement, Ernst & Young shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (g) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 7(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.
          (h) On the Closing Date or Option Closing Date, as the case may be, Katten, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (i) The Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, shall be listed on the NASDAQ Global Select Market.

          (j) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.
          (k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities on any national securities exchange; (ii) a suspension or material limitation in trading in any securities of the Company on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by any Federal, New York State or Illinois State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Stock being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
          (l) At the date of this Agreement, the Representatives shall have received a lock up agreement substantially in the form of Exhibit III hereto, signed by the persons listed on Schedule C hereto.
          If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.
     8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any supplement or amendment thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any supplement or amendment thereto, or any Issuer Free Writing Prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(b) below.
          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereto, the Effective Date Prospectus or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the first paragraph under the subheading “Commissions and Discounts” under the caption “Underwriting,” the information contained in the five paragraphs under the subheading “Price Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” and the information contained in the three paragraphs under the subheading “Selling Restrictions” under the caption “Underwriting.”
          (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the case of indemnified parties under Section 8(a), shall be selected by Keefe Bruyette. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the parties to this Agreements contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     9. If any Underwriter or Underwriters default in its or their obligations to purchase Securities hereunder on the Closing Date or any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Common Stock by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the

Common Stock that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of shares of Common Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of Common Stock that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such shares of Common Stock by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
     10. Notwithstanding anything herein contained, this Agreement (including the obligations of the several Underwriters with respect to any Option Securities which have yet to be purchased) may be terminated, subject to the provisions of Section 11, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on any national securities exchange shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (b) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Illinois shall have been declared by Federal, New York State or Illinois State authorities, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Common Stock to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Common Stock.
          If this Agreement is terminated pursuant to this Section 10, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.
     11. The respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Company’s officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any

Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Common Stock. If this Agreement is terminated pursuant to Section 7, 9 or 10 or if for any reason the purchase of any of the Common Stock by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, the respective obligations of the Company and the Underwriters pursuant to Section 8 and the provisions of Sections 11, 12 and 15 shall remain in effect and, if any shares of Common Stock have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4, Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 7 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.
     12. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of each director, officer, employee and agent of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (b) the indemnity agreement of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any controlling person with respect to the Company as described in Section 8. No purchaser of Common Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Keefe, Bruyette & Woods, Inc., The Equitable Building, 787 Seventh Avenue, 4th Floor, New York, New York 10019 (fax no.: 212-541-6668); Attention: Lawrence Morizio, Associate General Counsel. Notices to the Company shall be given to PrivateBancorp, Inc., 70 Madison, Suite 900, Chicago, Illinois 60602 (fax no.: 312-683-1493); Attention: Christopher J. Zinski, Esq.
     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
     16. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the Borough of Manhattan, City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
     17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any of its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     18. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     19. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     21. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     22. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms. The term “including,” whenever used in any provision of this Agreement, means including but without limiting the generality of any description preceding or succeeding such term. Each reference to a person or entity shall include a reference to the successors and assigns of such person or entity.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours, PRIVATEBANCORP, INC.
By:	/s/ Larry D. Richman
	Name:	Larry D. Richman
	Title:	President and Chief Executive Officer

Accepted as of the date hereof:
KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Steven Kent Name: Steven Kent
Title: Managing Director
ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Mark C. Micklem Name: Mark C. Micklem
Title: Managing Director
For themselves and as Representatives of the
other Underwriters named in Schedule A hereto

SCHEDULE A

Number of Firm
Securities to be
Underwriter	Purchased
Keefe, Bruyette & Woods, Inc.	1,920,000
Robert W. Baird & Co., Incorporated	1,160,000
William Blair & Company	640,000
SunTrust Robinson Humphrey	280,000

Total	4,000,000

A-1

SCHEDULE B
4,000,000 Shares of Common Stock
(No Par Value)
     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $34.00.
     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $32.64, being an amount equal to the initial public offering price set forth above less $1.36 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities.

B-1

SCHEDULE C
Directors:

Ralph B. Mandell
Donald L. Beal
William A. Castellano
Robert F. Coleman
Patrick F. Daly
William A. Goldstein
James M. Guyette
Richard C. Jensen
Philip M. Kayman
Cheryl Mayberry McKissack
William J. Podl
Edward W. Rabin, Jr.
Larry D. Richman
Collin E. Roche
William R. Rybak
Alejandro Silva
James C. Tyree
John (Jay) B. Williams
Non-Director Executive Officers:

Dennis L. Klaeser, Chief Financial Officer
C. Brant Aherns, Strategic Development Officer
Karen B. Case, President, Commercial Real Estate
Gary S. Collins, President, The PrivateClients Group
Bruce R. Hague, President, National Commercial Banking
Wallace L. Head, President and Chief Executive Officer, The PrivateWealth Group
Bruce S. Lubin, President, Illinois Commercial Banking
Joan A. Schellhorn, Chief Human Resources Officer
Kevin J. Van Solkema, Chief Risk Officer
Christopher J. Zinski, General Counsel and Corporate Secretary

C-1